Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

API Technologies Corp.

4705 S. Apopka Vineland Rd. Suite 210

Orlando, FL 32819

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated August 10, 2010 with respect to the consolidated financial statements of API Technologies Corp. for the years ended May 31, 2010 and 2009 which appears in API Technologies Corp.’s Annual Report on Form 10-K for the year ended May 31, 2010 as filed with the Securities and Exchange Commission on August 10, 2010.

/s/ WithumSmith+Brown, PC WithumSmith+Brown, PC
New Brunswick, New Jersey

March 28, 2011